UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

May 16, 2006

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER                0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF	(IRS EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)	NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 8.01. OTHER EVENTS

On May 17, 2006, Astro-Med, Inc. issued a press release in which it announced that the Board of Directors approved on May 16, 2006 a 5-for-4 stock split, which will be effected in the form of a stock dividend. The dividend will entitle all shareholders of record as of the close of business on June 16, 2006, to receive 0.25 shares for each share held. The Company expects the additional stock will be distributed on or about June 30, 2006. The Company will continue to maintain a cash dividend rate of 20 cents per common share annually, effectively increasing the cash dividend by 25%. After the stock split takes place, there will be 6,759,386 shares outstanding. A copy of the press release relating to such announcement, dated May 17, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit
Exhibit no.	Exhibit

99.1	Press Release dated May 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: May 17, 2006	ASTRO-MED, INC.

/s/	Joseph P. O’Connell
By: __________________________
Joseph P. O’Connell
Vice President and Treasurer
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release Dated May 17, 2006